SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 23, 2004
Date of Report

UQM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado
(State or other
jurisdiction of
incorporation)

1-10869 (Commission File Number)	84-0579156 (IRS Employer Identification #)

7501 Miller Drive, Frederick, Colorado 80530
(Address of Principal Executive Office)

(303) 278-2002
(Registrant's telephone number, including area code)

Item 5.     OTHER EVENTS

On December 17, 2003 the Company announced that it had been notified by a then significant customer, Invacare Corporation, that the Invacare Storm(R) wheelchair, propelled by UQM (R) gearless brushless motors, was expected to be phased out of production. Accordingly, the Company stated that it did not expect to receive additional new production orders from Invacare  for this motor, although the Company expected to continue to sell field service and warranty units for at least the next six months and potentially beyond at the rate of approximately $30,000 per month.

On March 23, 2004 the Company received a new production order from Invacare Corporation for UQM(R) gearless brushless motors used in the Invacare Storm(R) wheelchair in the amount of $637,500. Deliveries under the order are expected to begin in June, 2004 and continue thereafter through November, 2005 at the rate of approximately $40,000 per month.

In addition, the Company received an additional order for field service and warranty units in the amount of $576,000.  Deliveries of these additional units will begin in  July, 2004 and continue through November, 2005 at the rate of approximately $34,000 per month.

This Report contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.  Important Risk Factors that could cause actual results to differ from those contained in the forward-looking statements are listed in Part II, Item 5 Other Information of the Company's Form 10-Q for the quarter ended December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UQM Technologies, Inc.
Registrant

March 23, 2004	/s/ Donald A. French Donald A. French, Treasurer